UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2016

DNIB UNWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Development Specialists, Inc.

333 South Grand Avenue, Suite 4070

Los Angeles, California 90071

(Address of principal executive offices) (Zip Code)

(213) 617-2717

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to the Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

As previously disclosed, on May 1, 2016, DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (the “Company”) and one of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, on August 15, 2016, the Company filed its proposed combined disclosure statement and plan of liquidation (the “Plan of Liquidation”) and a motion seeking an order confirming the Plan of Liquidation with the Bankruptcy Court. On September 14, 2016, the Company filed an amended proposed combined disclosure statement and plan of liquidation (the “Amended Plan”) with the Bankruptcy Court. On September 26, 2016, following a confirmation hearing held on September 21 and 23, 2016, the Bankruptcy Court entered an order confirming the Amended Plan (the “Confirmation Order”). As previously disclosed, only stockholders of record as of the close of business on August 30, 2016 are entitled to payment as part of the initial cash distribution or any subsequent cash distribution(s) that may occur pursuant to the Amended Plan.

As of October 11, 2016, all conditions precedent to the occurrence of the effective date set forth in the Amended Plan and the Confirmation Order were satisfied or waived in accordance therewith and the effective date (the “Effective Date”) of the Amended Plan occurred. On the same date, the Company filed a Notice of Effective Date of the Plan (the “Notice of Effectiveness”) with the Bankruptcy Court. The full text of the Notice of Effectiveness is available on the website of Prime Clerk LLC, the Company’s claims agent, at https://cases.primeclerk.com/BIND/.

On the Effective Date, all assets of the Company were transferred to the DNIB Liquidating Trust, to be administered by Geoffrey L. Berman, who became the post-confirmation liquidating trustee, as further described in the Amended Plan.

As a result of the Amended Plan becoming effective, all of the outstanding common stock and other equity of the Company (including any warrants, options or contract rights to purchase or acquire the Company’s common stock at any time) were cancelled. Pursuant to the Amended Plan, holders of options, warrants or contract rights to purchase or acquire the Company’s common stock will not receive any distribution that may occur pursuant to the Amended Plan on account of such interests.

Forward-Looking Statements Disclaimer

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding distributions to stockholders pursuant to the Amended Plan and administration of the DNIB Liquidating Trust. These forward-looking statements are based on the Company’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the risk that distributions to stockholders will not be made in the amount or timeframe the Company expects, or at all. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 15, 2016, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this

Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNIB UNWIND, INC.

Date: October 11, 2016	By:	/s/ Geoffrey L. Berman
Geoffrey L. Berman
Chief Restructuring Officer